Exhibit 10.5

                    Portal Technology and Software Agreement

      This AGREEMENT, entered into this 3rd day of January, 2000 by and between Ubuy.com, Ltd. (hereinafter referred to as "UBUY") and United Interactive Technologies, Inc. ("UIT").

      WHEREAS, UBUY has developed a proprietary Internet Portal technology and software that can be customized for different industries and customers (hereinafter referred to as the "Portal").

      WHEREAS, UIT provides web hosting and development for small and large businesses.

      WHEREAS, UBUY and UIT have executed a "Web Development Portal Marketing Agreement", that provides UBUY the ability to offer the UIT services to UBUY members.

      WHEREAS, UIT wishes UBUY to customize its Portal into a Web Development Portal, which will offer UIT services, through the "Web Development Portal Marketing Agreement" executed between UBUY and UIT.

      NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, it is agreed as follows:

      1. DUTIES OF UBUY

            a. UBUY will provide its Portal and customize it for UIT.

      2. DUTIES OF UIT

            a. In consideration for the services to be rendered by UBUY hereunder, UIT shall pay the sum of $66,666.67 per month to UBUY, due and payable on the first day of each month over the term of this agreement, unless terminated earlier according to the terms and conditions outlined in section 3 of this Agreement.

      3. TERM AND TERMINATION. The term of this Agreement is for three (3) years and shall automatically renew on a yearly basis, unless UIT or UBUY provides the other party with written notice within ninety (90) days of the annual anniversary of this Agreement.

            a. Either party shall have the right to terminate this Agreement, without cause, by providing the other party ninety (90) days written notice.

            b. Either party shall have the right to terminate this Agreement, if other party is in material breach of this Agreement and fails after thirty (30) days written notice to cure any such breach.
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            c. In the event either party wishes to exercise its right to terminate this agreement pursuant to this paragraph, notice to terminate must be made pursuant to section 6 of this Agreement.

      4. PORTAL MAINTENANCE AND SUPPORT. The ongoing support and maintenance of the Portal will be provided by UBUY.

      5. PROPRIETARY INTERESTS. UIT agrees that the Portal is the property of UBUY and is being customized for UIT.

      6. ENTIRE AGREEMENT. This Agreement represents the entire understanding of the parties with respect to its subject matter and supersedes all previous discussion and correspondence with respect thereto, and no representations, warranties or Agreement express or implied, of any kind with respect to such subject matter have been made by either party to the other.

      7. NOTICES. Any notice to be given to EFC and UBUY shall be in writing and shall be deemed to have been given on the same day as mailed by certified mail, postage pre-paid, return receipt requested, addressed to the respective parties as follows, unless and until either party notifies the other in writing of a different address:

IF TO UBUY:           Ubuy.com, Ltd.
                      110 East Atlantic Ave, SEFCe 400
                      Delray Beach, FL 33444

IF TO UIT:

      8. GOVERNING LAW. Disagreement and all questions as to interpretations, performance and enforcement and the rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of Florida. Should any provision contained in this Agreement violate the laws of any State in which this Agreement is to be performed, that provision shall be deemed void to the extent it is so violated without invalidating any other provision contained herein. Parties mutually and knowingly agree that any sEFC arising out of or relating this Agreement shall be filed and adjudicated by a court in Broward County, in the State of Florida.


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

      IN WITNESS WHEREOF, the parties have hereunto executed this Agreement the day and year first above written.

Witness                                    Ubuy.com, Ltd.

_______________________________            _____________________________________

                                           _____________________________________
                                           Name & Title (Print)


Witness                                    United Interactive Technologies, Inc.

_______________________________            _____________________________________

                                           _____________________________________
                                           Name & Title (Print)


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